Exhibit 99.1

Momentus Announces $10 Million Investment

SAN JOSE, Calif.--(BUSINESS WIRE)--Feb. 23, 2023-- Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers transportation and other in-space infrastructure services, has signed a securities purchase agreement with a certain institutional investor that will produce $10 million in gross proceeds to Momentus through a registered direct offering to the investor.

Under the terms of the offering, Momentus will issue the investor an aggregate of 9,396,000 shares of common stock, pre-funded warrants to purchase 2,170,043 shares of common stock and warrants to purchase up to 11,566,043 shares of common stock. The shares of common stock and accompanying warrants are being sold at a combined purchase price of $0.8646 per share. The pre-funded warrants and accompanying warrants are being sold at a combined purchase price of $0.8646 per pre-funded warrant. All of the shares of common stock, pre-funded warrants, and accompanying warrants to be sold in the offering will be sold by Momentus. The pre-funded warrants will be immediately exercisable at an exercise price of $0.00001 per share of common stock and do not expire. The accompanying warrants will become exercisable six months after closing at an exercise price of $1.15 per share of common stock and will remain exercisable for five years thereafter.

The offering is expected to close on or about February 27, 2023, subject to customary closing conditions. Momentus intends to use the net proceeds of the Offering, after deducting fees to the placement agents and other offering expenses, for general corporate purposes, including, without limitation, for the settlement of certain legacy obligations. Stifel acted as the exclusive placement agent for the registered direct offering.

The registered direct offering is being made pursuant to a shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC) and became effective. The final prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Momentus

Momentus is a U.S. commercial space company that offers in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system that is under development.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 9, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investors: Darryl.Genovesi@momentus.space

Media: Jessica.Pieczonka@momentus.space